UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ICF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3661438
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9300 Lee Highway Fairfax, VA	22031
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title to each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134018

Securities to be registered to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of ICF INTERNATIONAL, INC. is set forth under the caption “Description of Capital Stock - Common Stock” in ICF INTERNATIONAL, INC.’s Registration Statement on Form S-1 (File No. 333-134018) originally filed with the Securities and Exchange Commission on May 11, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated in this Item 1 by reference.

Item 2. Exhibits.

No.	Exhibit

3.1	Amended and Restated Certificate of Incorporation of ICF INTERNATIONAL, INC. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (No. 333-134018) filed on September 12, 2006).

3.2	Amended and Restated Bylaws of ICF INTERNATIONAL, INC. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-134018) filed on May 11, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chairman, President & Chief Executive Officer

Date: September 25, 2006